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                                                                   EXHIBIT 23.3

                          CONSENT OF FOLEY & LARDNER

  We consent to the reference to our firm as set forth at Page 54 under the
                                          -----------------------
caption "Legal Matters" in the Registration Statement (Form S-3 No. 333-36603) and related Prospectus of Cell Therapeutics, Inc. for the registration of 2,300,000 shares its Common Stock which is incorporated by reference in this Registration Statement on Form S-3 for the registration of 345,000 shares of its Common Stock.


                                                    /s/ Stephen A. Bent
                                                    -------------------
                                                    By: Stephen A. Bent
                                                        Partner
                                                        Foley & Lardner

Washington, D.C.
October 22, 1997